THIRD AMENDMENT TO THE
FUND ACCOUNTING SERVICING AGREEMENT

THIS THIRD AMENDMENT dated as of February 21, 2013, to the Fund Accounting Servicing Agreement, dated as of October 23, 2009, as amended November 8, 2011 and February 14, 2012 (the "Agreement"), is entered into by and between TRUST FOR PROFESSIONAL MANAGERS, a Delaware business trust, (the "Trust") on behalf of the Gerstein Fisher Funds (the "Funds") and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the Trust and USBFS desire to amend the Agreement to add an additional series and to amend the fees; and

WHEREAS, Section 15 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Amended Exhibit A of the Agreement is hereby superseded and replaced with Amended Exhibit A attached hereto.

Amended Exhibit B of the Agreement is hereby superseded and replaced with Amended Exhibit B attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

TRUST FOR PROFESSIONAL MANAGERS                                 U.S. BANCORP FUND SERVICES, LLC

By: /s/ Joseph Neuberger	By: /s/ Michael R. McVoy

Printed Name: Joseph Neuberger	Printed Name: Michael R. McVoy

Title: Chairman	Title: Executive Vice President

Amended Exhibit A
to the
Fund Accounting Servicing Agreement – Trust for Professional Managers

Name of Series
Gerstein Fisher Multi-Factor Growth Equity Fund
Gerstein Fisher Multi-Factor International Growth Equity Fund
Gerstein Fisher Multi-Factor Global Real Estate Securities Fund

Amended Exhibit B to the
Fund Accounting Servicing Agreement – Trust for Professional Managers
Gerstein Fisher Funds FUND ACCOUNTING, FUND ADMINISTRATION & PORTFOLIO COMPLIANCE, AND CHIEF COMPLIANCE OFFICER (CCO) SERVICES FEE SCHEDULE at March 1, 2013
Annual Fee Based Upon Average Net Assets Per Fund*
    _____ basis points on the first $_____
    _____ basis points on the next $_____
     _____ basis points on the balance
Minimum annual fee:  $_____ per fund (Reduced to $_____ for year 1 & 2)
▪    Additional fee of $_____ for each additional class
▪  Additional fee of $_____ per manager/sub-advisor per fund

Services Included in Annual Fee Per Fund
▪  Daily performance reporting
▪  Advisor Information Source Web portal
▪  USBFS Legal Administration (e.g., registration statement update)

CCO Annual Fees
▪  $_____ per fund (subject to change based on Board review and approval)

Gerstein Fisher Multi-Factor International Growth Equity Fund (subject to change based on Board review and approval)

▪  _____ annually (November 2012 to October 2013)
▪  _____ annually (November 2013 to October 2014)
▪  _____ annually (November 2014 to October 2015)

Out-Of-Pocket Expenses
Including but not limited to pricing services, corporate action services, fair value pricing services, factor services, customized reporting, third-party data provider costs, postage, stationery, programming, special reports, proxies, insurance, EDGAR filing, retention of records, federal and state regulatory filing fees, expenses from Board of directors meetings, third party auditing and legal expenses, wash sales reporting (GainsKeeper), conversion expenses (if necessary), and CCO team travel related costs to perform due diligence reviews at advisor or sub-advisor facilities.

Additional Services
Available but not included above are the following services – Daily compliance testing (Charles River), Section 15(c) reporting, equity attribution, electronic Board materials, and additional services mutually agreed upon.

Additional Fund Legal Services
▪  Subsequent new fund launch - $_____ per fund
▪  Subsequent new share class launch - $_____ per project

*Subject to annual CPI increase, Milwaukee MSA.
Fees are billed monthly.

Advisor’s signature below acknowledges approval of the fee schedules on this Amended Exhibit B.

By:  Gerstein, Fisher & Associates, Inc.

Name:      /s/ Gregg S. Fisher

Title:         President & CEO                                                              Date:          3/15/13

Amended Exhibit B (continued) to the
Fund Accounting Servicing Agreement – Trust for Professional Managers

FUND ACCOUNTING SERVICES SUPPLEMENTAL SERVICES FEE SCHEDULE at March 1, 2013

Out-Of-Pocket Expenses
▪  Pricing Services
    − $_____ Domestic and Canadian Equities/Options
    − $_____ Corp/Gov/Agency Bonds/International Equities/Futures
    − $_____ CMOs/Municipal Bonds/Money Market Instruments/International Bonds
    − $_____ /Fund per Day - Bank Loans
    − $_____ /Fund per Day - Credit Default Swaps
    − $_____ /Fund per Day - Basic Interest Rate Swaps
    − $_____ /Fund per Month - Mutual Fund Pricing
    − $_____ /Foreign Equity Security per Month for Corporate Action Service
    − $_____ /Month Manual Security Pricing (>10/day)
▪  Factor Services (BondBuyer)
    − $_____ /CMO/Month
    − $_____ /Mortgage Backed/Month
    − $_____ /Month Minimum/Fund Group
▪  Fair Value Services (FT Interactive)
    − $_____ on the First 100 Securities/Day
    − $_____ on the Balance of Securities/Day

NOTE: Prices above are based on using IDC as the primary pricing service.  Alternative source costs may vary.